UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
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Preliminary Information Statement

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Definitive Information Statement

RAMACO RESOURCES, INC.

(Name of Registrant As Specified In Its Charter)
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RAMACO RESOURCES, INC.
250 West Main Street, Suite 1800
Lexington, Kentucky 40507
NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS
TO THE STOCKHOLDERS OF RAMACO RESOURCES, INC.:
NOTICE IS HEREBY GIVEN that the holders of more than a majority of the voting power of Ramaco Resources, Inc., a Delaware corporation (the “Company,” “we” or “us”), approved the following actions (the “Action”) without a meeting of stockholders in accordance with the Delaware General Corporation Law (the “DGCL”):
1.
To amend the Company’s Long-Term Incentive Plan (the “Plan”) to increase the number of shares issuable under the Plan and extend the date of the Plan’s expiration.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY
No action is required by you. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the actions will not be adopted until a date at least twenty (20) days after the date the definitive Information Statement has been sent or given to our stockholders. This Information Statement is first mailed to you on or about February 2, 2022. We anticipate that the actions contemplated herein will be effected on or about the close of business on February 2, 2022.
The accompanying Information Statement is being provided to you for informational purposes only to comply with requirements of the Exchange Act, and constitutes the notice of corporate action without a meeting by less than unanimous consent of the Company’s stockholders. You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with the Action discussed above, since no meeting of the Company’s stockholders will be held or proxies or consents solicited from the Company’s stockholders in connection with these matters because the requisite approval for these matters have been secured by means of the written consent of the holders of a majority of the voting power of the Company.
This Information Statement is first being sent on or about February 2, 2022, to the Company’s stockholders.
By Order of the Board of Directors,
/s/ Randall W. Atkins

Randall W. Atkins
Chairman of the Board of Directors
Dated: February 2, 2022
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT:
A copy of this Notice of Action and the accompanying Information Statement is available free of charge at https://www.ramacoresources.com/investors-center/sec-filings/.

This Information Statement Is Being Provided to You By the Board of Directors of the Company.
Information Statement pursuant to Section 14(c) of the Securities Exchange
Act of 1934 and Rule 14c-1 et seq and Notice of Actions
Taken by Written Consent of the Stockholders
RAMACO RESOURCES, INC.
250 West Main Street, Suite 1800
Lexington, Kentucky 40507

INFORMATION STATEMENT
February 2, 2022

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’
MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.
INTRODUCTION
This information statement on Schedule 14C (this “Information Statement”) is first being sent on or about February 2, 2022 to the holders of shares of common stock, $0.01 par value per share (the “Common Stock”), of Ramaco Resources, Inc., a Delaware corporation (the “Company,” “we” or “us”).
This Information Statement is to notify such stockholders that we received the approval, via a written consent in lieu of a meeting of stockholders, of the holders of a majority of the voting power of the Company (the “Consenting Stockholders”), representing approximately 51.29% of the voting power of the Company as of such date, approving the following:
1.
To amend the Company’s Long-Term Incentive Plan (the “Plan”) to increase the number of shares issuable under the Plan from 6,937,425 shares to 10,937,425 shares and extend the date of the Plan’s expiration to February 23, 2032.

The amendment to the Plan was approved by our Board of Directors (our “Board”) on December 8, 2021.
A copy of the proposed amendment to the Plan is attached hereto as Appendix A (the “Plan Amendment”).
This Information Statement is first being mailed or furnished to our stockholders on or about February 2, 2022. The Plan Amendment will not go into effect until at least 20 days after such date.
This Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. It contains a description of the Plan Amendment covered by the Information Statement. We encourage you to read the Information Statement thoroughly. You may also obtain information about us from publicly-available documents filed with the SEC.
Our stockholders will not be entitled to any rights of appraisal under Delaware law or otherwise with respect to the approval and implementation of the Plan Amendment.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

SUMMARY INFORMATION
The purpose of the Information Statement is to effect the Plan Amendment described above. The following is Summary Information regarding the Plan Amendment. This summary does not contain all of the information that may be important to you. You should read in their entirety this Information Statement and the other documents included or referred to in this Information Statement in order to fully understand the matters discussed in this Information Statement.
Why am I receiving this Information Statement?	It is for your information only. The Plan Amendment was approved by written consent of the holders of approximately 51.29% of our voting power. In order to avoid costs, we did not solicit consents from all our stockholders in connection with the approval of the Plan Amendment. Under these circumstances, federal securities laws require us to furnish you with this Information Statement at least 20 calendar days before effecting the Plan Amendment.
Who is Entitled to Notice?	Each holder of outstanding shares of our Common Stock is entitled to notice of the actions to be taken pursuant to the written consent of the stockholders.
Why Did the Company Seek Stockholder Approval?	The approval of the Plan Amendment is required by the terms of the Plan.
What will the Amendment do if Implemented?	The Plan Amendment will increase the shares covered under the Plan from 6,937,425 shares to 10,937,425 shares and extend the date of the Plan’s expiration to February 23, 2032.
Am I being asked to approve the Plan Amendment?	No. The Plan Amendment has already been approved by the holders of a majority of our voting power and the unanimous written consent of our Board. No further stockholder approval of the Plan Amendment is required.

ACTION 1
AMENDMENT TO THE COMPANY’S
LONG-TERM INCENTIVE PLAN
TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE PLAN
Our Board and stockholders holding a majority of our voting power approved an amendment to the Company’s Long-Term Incentive Plan (the “Plan”), adding 4,000,000 additional shares of Common Stock for possible future issuances pursuant to awards under the Plan for a total reserved share number of 10,937,425 and extending the date of the Plan’s expiration to February 23, 2032; the additional shares represent 9.1% of our outstanding shares of Common Stock as of January 24, 2021. The amendment of the Plan will be effective as of the date the Action becomes effective as described below. Other than increasing the Plan share reserve by these additional 4,000,000 shares and extending the date of the Plan’s expiration, no material changes were made to the Plan. The Plan was initially approved by our Board on January 12, 2017 to provide incentives that would attract, retain and motivate high performing officers, directors, employees and consultants by providing them with appropriate incentives and rewards either through a proprietary interest in our long-term success or compensation based on their performance in fulfilling their personal responsibilities. We have not approved an increase in past years since the Plan was adopted. We believe that this increase in shares will provide a sufficient number of shares for future grants under the Plan for the next several years.
The principal features of the Plan, as amended, are summarized below. A copy of the Plan Amendment is attached hereto as Appendix A.
REASONS FOR AND GENERAL EFFECT OF THE PLAN AMENDMENT
To enhance the Company’s flexibility to make awards, our Board determined to make the above change to the Plan. In addition, the Plan Amendment increasing the number of shares authorized for issuance under the Plan ensures our ability to continue to grant incentive equity awards, which are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. Our employees are valued assets, and such awards are crucial to our ability to motivate individuals in our service to achieve our goals. The Plan is the sole active plan for providing equity incentive compensation.
All necessary corporate approvals in connection with the amendment of our Plan to effect the Amendment have been obtained. This Information Statement is furnished solely for the purpose of informing our stockholders, in the manner required under the Exchange Act and the DGCL, of this corporate action. Pursuant to Rule 14c-2 under the Exchange Act, the actions described herein will not be effective until 20 days after the date this definitive Information Statement is filed with the Securities and Exchange Commission and a copy thereof is mailed to each of our stockholders. Therefore, this Information Statement is being sent to you for informational purposes only.
DESCRIPTION OF THE PLAN
Administration
The Plan is administered by the Compensation Committee of our Board. Among the Compensation Committee’s powers is to designate eligible participants under the Plan; determine the type or types of awards to be granted to eligible participants; determine the number of shares or amount of cash to be covered by awards; determine the terms and conditions of any award, including whether, to what extent and under what circumstances awards may be vested, settled, exercised, cancelled or forfeited (including conditions based on continued employment or service requirements or the achievement of one or more performance goals); modify, waive or adjust any term or condition of an award that has been granted, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the award, early termination of a performance period, or modification of any other condition or limitation regarding an Award; determine the treatment of an award upon a termination of employment or other service relationship; impose a holding period with respect to an award or the shares received in connection with an award; interpret and administer the Plan and any award agreement; correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any award, or in any award agreement; and make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the Plan.
Available Shares
As amended, and subject to adjustments in the event of certain transactions or changes of capitalization in accordance with the Plan, 10,937,425 shares of Common Stock are reserved and available for delivery with respect to awards under the Plan, and such total shall be available for the issuance of shares of Common Stock upon the exercise of incentive stock options. Common Stock subject to an award that expires or is canceled, forfeited, exchanged, settled in cash or otherwise terminated without delivery of shares of Common Stock and shares of Common Stock withheld to pay the exercise price of, or to satisfy the withholding obligations with respect to, an award will again be available for delivery pursuant to other awards under the Plan. The shares of Common Stock to be delivered under the Plan shall be made available from (a) authorized but unissued shares of Common Stock, (b) Common Stock held in the treasury of the Company, or (c) previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.
The number of shares that will be available for issuance under the Plan may be subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure or the outstanding shares of Common Stock. In the event of any of these occurrences, we may make any adjustments we consider appropriate to, among other things, the number and kind of shares, options or other property available for issuance under the Plan or covered by grants previously made under the Plan.
Individual Share Limits
Any award granted to a Covered Employee (as defined in the Plan) during any calendar year may not exceed 500,000 shares of Common Stock or to the extent such award is designated to be paid only in cash and is not based on a number of shares of Common Stock, having a maximum grant date fair value of $10,000,000.
Eligibility for Participation
Directors serving on our Board, as well as officers, employees of, and any other person who provides services to, us or any of our affiliates will be eligible to receive awards under the Plan. As of January 24, 2022, approximately six non-employee directors, six officers and 13 employees of the Company and its affiliates are eligible to participate in the Plan.
Award Agreement
Awards granted under the Plan will be evidenced by award agreements, which need not be identical, that provide additional terms, conditions, restrictions and/or limitations covering the grant of the award, including, without limitation, additional terms providing for the acceleration of exercisability or vesting of awards in the event of a change of control or conditions regarding the participant’s employment, as determined by the Compensation Committee.
Stock Options
The Compensation Committee is able to grant nonqualified stock options to eligible individuals and incentive stock options only to eligible employees. The Compensation Committee will determine the number of shares of our Common Stock subject to each option, the term of each option, which may not exceed ten years, or five years in the case of an incentive stock option granted to a ten percent stockholder, the exercise price, the vesting schedule, if any, and the other material terms of each option. No incentive stock option or nonqualified stock option may have an exercise price less than the fair market value of a share of our Common Stock at the time of grant or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of such share’s fair market value. Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Compensation Committee at grant and the exercisability of such options may be accelerated by the Compensation Committee.

Stock Appreciation Rights
The Compensation Committee is able to grant stock appreciation rights, which we refer to as SARs, either with or without an option. A SAR is a right to receive a payment in shares of our Common Stock or cash, as determined by the Compensation Committee, equal in value to the excess of the fair market value of one share of our Common Stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The term of each SAR may not exceed ten years. The exercise price per share covered by a SAR will be the exercise price per share of the fair market value of our Common Stock on the date of grant. The Compensation Committee will also be able to grant limited SARs, which may become exercisable only upon the occurrence of a change in control, as defined in the Plan, or such other event as the Compensation Committee may designate at the time of grant or thereafter.
Restricted Stock
The Compensation Committee is able to award shares of restricted stock. Except as otherwise provided by the Compensation Committee upon the award of restricted stock, the recipient will generally have the rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. The Compensation Committee will be able to determine at the time of award that the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period.
Recipients of restricted stock will be required to enter into a restricted stock agreement with us that states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse.
If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Compensation Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulae or standards while the outcome of the performance goals is substantially uncertain. Such performance goals may incorporate provisions for disregarding, or adjusting for, changes in accounting methods, corporate transactions, including, without limitation, dispositions and acquisitions, and other similar events or circumstances. The performance goals for performance-based restricted stock may be based on one or more of the objective criteria set forth on Exhibit A to the Plan and are discussed in general below.
Other Stock-Based Awards
The Compensation Committee is able to, subject to limitations under applicable law, make a grant of such other stock-based awards, including, without limitation, performance units, dividend equivalent units, stock equivalent units, restricted stock and deferred stock units under the Plan that are payable in cash or denominated or payable in or valued by shares of our Common Stock or factors that influence the value of such shares. The Compensation Committee will be able to determine the terms and conditions of any such other awards.
Cash-Based Awards
The Compensation Committee is able to grant awards payable in cash. Cash-based awards will be in such form, and dependent on such conditions, as the Compensation Committee will determine, including, without limitation, being subject to the satisfaction of vesting conditions or awarded purely as a bonus and not subject to restrictions or conditions. If a cash-based award is subject to vesting conditions, the Compensation Committee will be able to accelerate the vesting of such award in its discretion.
Performance Awards
The Compensation Committee is able to grant a performance award to a participant payable upon the attainment of specific performance goals. If the performance award is payable in cash, it may be paid upon the attainment of the relevant performance goals either in cash or in shares of restricted stock, based on the then current fair market value of such shares, as determined by the Compensation Committee. Based on service, performance and/or other factors or criteria, the Compensation Committee will be able to, at or after grant, accelerate the vesting of all or any part of any performance award.
If a performance award is granted that is designated as performance-based compensation within the meaning of Section 162(m) of the Code, the grant, exercise, vesting and/or settlement of such award will be contingent upon achievement of one or more of the following business criteria for us, on a consolidated basis, and/or for specified subsidiaries, business or geographical units or our operating areas (except with respect to the total stockholder return and earnings per share criteria): (1) revenues, sales or other income; (2) cash flow, discretionary cash flow, cash flows from operations, cash flows from investing activities, and/or cash flows from financing activities; (3) return on net assets, return on assets, return on investment, return on capital, return on capital employed or return on equity; (4) income, operating income or net income; (5) earnings or earnings margin determined before or after any one or more of depletion, depreciation and amortization expense; impairment of inventory and other property and equipment; accretion of discounted asset retirement obligations; interest expense; net gain or loss on the disposition of assets; income or loss from discontinued operations, net of tax; noncash derivative related activity; amortization of stock-based compensation; income taxes; or other items; (6) equity; net worth; tangible net worth; book capitalization; debt; debt, net of cash and cash equivalents; capital budget or other balance sheet goals; (7) debt or equity financings or improvement of financial ratings; (8) production volumes, production growth, or debt-adjusted production growth; (9) general and administrative expenses; (10) capital expenditures, operating costs (including lease operating expenses, severance taxes and other production taxes, gathering and transportation and other components of operating expenses), base operating costs, or production costs; (11) net asset value; (12) fair market value of our common stock, share price, share price appreciation, total stockholder return or payments of dividends; (13) achievement of savings from business improvement projects and achievement of capital projects deliverables; (14) working capital or working capital changes; (15) operating profit or net operating profit; (16) internal research or development programs; (17) geographic business expansion; (18) corporate development (including licenses, innovation, research or establishment of third party collaborations); (19) performance against environmental, ethics or sustainability targets; (20) safety performance and/or incident rate; (21) human resources management targets, including medical cost reductions, employee satisfaction or retention, workforce diversity and time to hire; (22) satisfactory internal or external audits; (23) consummation, implementation or completion of a change in control or other strategic partnerships, transactions, projects, processes or initiatives or other goals relating to acquisitions or divestitures (in whole or in part), joint ventures or strategic alliances; (24) regulatory approvals or other regulatory milestones; (25) legal compliance or risk reduction; (26) mining results; (27) market shares; (28) economic value added; or (29) cost reduction targets. Any of the above goals may be determined pre-tax or post-tax, on an absolute or relative basis, as a ratio with other business criteria, as a ratio over a period of time or on a per unit of measure, on a per-share basis (basic or diluted), and on a basis of continuing operations only. The terms above may, but shall not be required to be, used as applied under generally accepted accounting principles, as applicable.
Recapitalization.
In the event of any change in our capital structure or business or other corporate transaction or event that would be considered an equity restructuring, our Board shall or may (as required by applicable accounting rules) equitably adjust the (i) aggregate number or kind of shares that may be delivered under the Plan, (ii) the number or kind of shares or amount of cash subject to an award, (iii) the terms and conditions of awards, including the purchase price or exercise price of awards and performance goals, and (iv) the applicable share-based limitations with respect to awards provided in the Plan, in each case to equitably reflect such event.
Change in Control
In connection with a change in control, as defined in the Plan, the Compensation Committee is able to accelerate vesting of outstanding awards under the Plan. In addition, such awards may be, in the discretion of the committee, (1) redeem in whole or in part outstanding awards by requiring the mandatory surrender to us by selected holders of some or all of the outstanding awards held by such holders (irrespective of whether such awards are then vested or exercisable) as of a date, specified by the Compensation Committee, in which event the Compensation Committee shall thereupon cancel such awards and pay to each holder an amount of cash or other consideration per award (other than a dividend equivalent or cash award, which the Compensation Committee may separately require to be surrendered in exchange for cash or other consideration determined by the Compensation Committee in its discretion) equal to the change in control price, less the exercise price with respect to an Option and less the grant price with respect to a SAR, as applicable to such awards; provided, however, that to the extent the exercise price of an Option or the grant price of an SAR exceeds the change in control price, such award may be cancelled for no consideration; (2) cancel awards that remain subject to a restricted period as of the date of a change in control or other such event without payment of any consideration to the participant for such awards; or (3) make such adjustments to awards then outstanding as the Compensation Committee deems appropriate to reflect such change in control or other such event (including the substitution, assumption, or continuation of awards by the successor company or a parent or subsidiary thereof).
Stockholder Rights
Except as otherwise provided in the applicable award agreement, and with respect to an award of restricted stock, a participant will have no rights as a stockholder with respect to shares of our Common Stock covered by any award until the participant becomes the record holder of such shares.
Amendment and Termination
The Plan will automatically expire on the tenth anniversary of its effective date, as amended. Notwithstanding any other provision of the Plan, our Board will be able to, at any time, amend any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise, subject to stockholder approval in certain instances; provided, however, that, unless otherwise required by law or specifically provided in the Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant.
No Repricing
Except in connection with (i) the issuance of substitute awards granted to new service providers in connection with a transaction or (ii) in connection with adjustments to awards granted under the Plan as a result of a transaction or recapitalization involving us, without the approval of the stockholders of the Company, the terms of outstanding option or SAR may not be amended to reduce the exercise price or grant price or to take any similar action that would have the same economic result.
Transferability
Awards granted under the Plan generally will be nontransferable, other than by will or the laws of descent and distribution, except that the Compensation Committee will be able to provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.
Recoupment of Awards
The Plan provides that awards granted under the Plan are subject to any recoupment or clawback policy that we may have in place.
U.S. Federal Tax Consequences
Under the Code as currently in effect, a grant under the Plan of options, SARs, restricted stock, or restricted stock units would have no federal income tax consequence at the time of grant. All amounts taxable as ordinary income to participants under the Plan in respect of awards are expected to be deductible by the Company as compensation at the same time the participant recognizes the ordinary income, subject to certain caps on the deductibility of executive compensation imposed by the Code.
Options and SARs.    Upon exercise of a nonqualified stock option, the excess of the fair market value of the stock at the date of exercise over the exercise price is taxable to a participant as ordinary income.

Similarly, upon exercise of a SAR, the value of the shares or cash received is taxable to the participant as ordinary income. Upon exercise of an incentive stock option that a participant has held for at least two (2) years after the date of grant and at least one (1) year after the date of exercise, the participant will not have taxable income, except that the alternative minimum tax may apply. When there is a disposition of the shares subject to the incentive stock option, the difference, if any, between the sale price of the shares and the exercise price of the option, is treated as long-term capital gain or loss. If the participant does not satisfy these holding period requirements, a “disqualifying disposition” occurs and the participant will recognize ordinary income in the year of the disposition in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the exercise price of the option. Any gain realized in excess of the fair market value at the time of exercise will be short or long-term capital gain, depending on whether the shares were sold more than one (1) year after the option was exercised.
Restricted Stock.    Unless the participant elects to recognize its value as income at the time of the grant, restricted stock is taxable to the participant as ordinary income when it becomes vested.
Restricted Stock Units.    When shares of Common Stock with respect to restricted stock unit awards are delivered to the participant, the value of the shares is taxable to the participant as ordinary income.
Cash-based awards.    When payment of a cash-based award is made, the participant will recognize ordinary income on such payment.
The preceding discussion does not constitute tax advice, is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the Plan. A participant may also be subject to state, local and foreign taxes in connection with the grant of awards under the Plan. We strongly encourage participants to consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.
New Plan Benefits
The benefits that will be awarded or paid under the Plan, as amended, cannot currently be determined. Awards granted under the Plan are within the discretion of the Compensation Committee, and the committee has not determined future awards or who might receive them. As of February 1, 2022, the closing price of a share of Company Common Stock was $12.97.
As required by applicable SEC disclosure rules, in order to comply with Item 10(b)(2)(ii) of Schedule 14A, the table under the heading “Outstanding Equity Awards at 2021” sets forth all shares of common stock underlying options (“Option Shares”) granted under the Plan to our named executive officers, each of our director nominees and certain other persons and groups as of December 31, 2021, except for 468,712 Option Shares issued to Michael D. Bauersachs, our former President, Chief Executive Officer and Director.
Equity Compensation Plan Information
The following table provides information as of December 31, 2021, with respect to shares of Common Stock that may be issued upon exercise of outstanding stock options.
Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders	937,424	$5.34	1,900,654
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	937,424	$5.34	1,900,654

CONSENTING STOCKHOLDERS APPROVAL REQUIRED
The Consenting Stockholders holding more than a majority of the voting power of the Company executed and delivered to us a written consent authorizing the Action. The Consenting Stockholders held shares representing approximately 51.29% of the voting power of the Company. The Consenting Stockholders voted all of their respective shares to approve the Action.
Taking action by written consent of the Consenting Stockholders has eliminated the costs and management time that would have otherwise been necessary to hold a special meeting of stockholders and will permit the Company to effect the Action as early as possible in order to accomplish the purposes of the Company, as hereafter described.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of the date hereof for:
•
each beneficial owner of more than 5% of any class of the Company’s outstanding shares;

•
each of the Company’s named executive officers;

•
each of the Company’s directors; and

•
all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or dispositive power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and dispositive power with respect to the shares beneficially owned by them, subject to applicable community property laws. Securities that may be beneficially acquired within sixty (60) days of February 2, 2022 are considered beneficially owned by the person holding such securities for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. The percentage of beneficial ownership is based on 44,092,981 shares of Common Stock outstanding as of the date hereof.
	Shares of Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number(2)%
Five Percent Stockholders:
Yorktown Energy Partners IX, L.P.(3)	8,959,440	20.32%
Yorktown Energy Partners X, L.P.(4)	3,692,881	8.38%
Yorktown Energy Partners XI, L.P.(5)	5,587,127	12.67%
Energy Capital Partners Mezzanine Opportunities Fund A, LP(6)	4,423,181	10.03%
Directors and NEOs:
Randall W. Atkins(7)	3,447,728	7.82%
Christopher L. Blanchard	554,476	*
Jeremy Sussman	474,396	*
Bryan H. Lawrence(8)	18,336,414	41.59%
Peter Leidel(8)	18,300,961	41.51%
Richard M. Whiting	112,406	*
Patrick C. Graney, III	174,406	*
C. Lynch Christian III	75,987	*
David E. K. Frischkorn, Jr.	31,950	*
E. Forrest Jones	31,950	*

	Shares of Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number(2)%
Aurelia Skipwith Giacometto	0	*
All directors and current executive officers as a group (11 persons)	23,301,226	52.85%

*
Represents less than 2%

(1)
Pursuant to Rule 13d 3 under the Exchange Act, a person has beneficial ownership of a security as to which that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of such security and as to which that person has the right to acquire beneficial ownership of such security within 60 days.

(2)
The number of shares beneficially owned by each person or group as of February 2, 2022 includes shares of common stock that such person or group has the right to acquire within 60 days of February 2, 2022, including upon the exercise of options to purchase common stock or the vesting of restricted stock awards.

(3)
Number of shares based on a Schedule 13D filed with the SEC on May 29, 2019, as amended from time to time, Rule 144 sale information and other public beneficial ownership reports for Yorktown Energy Partners IX, L.P. available to the Company. Such filings indicate that Yorktown Energy Partners IX, L.P. has shared voting power with respect to 8,959,440 shares and shared dispositive power with respect to 8,959,440 shares. Yorktown IX Company LP is the sole general partner of Yorktown Energy Partners IX, L.P. Yorktown IX Associates LLC is the sole general partner of Yorktown IX Company LP. As a result, Yorktown IX Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown Energy Partners IX, L.P. Yorktown IX Company LP and Yorktown IX Associates LLC disclaim beneficial ownership of the common stock held by Yorktown Energy Partners IX, L.P. in excess of their pecuniary interest therein.

(4)
Number of shares based on a Schedule 13D filed with the SEC on February 21, 2017. Such filing indicates that Yorktown Energy Partners X, L.P. has shared voting power with respect to 3,692,881 shares and shared dispositive power with respect to 3,692,881 shares. Yorktown X Company LP is the sole general partner of Yorktown Energy Partners X, L.P. Yorktown X Associates LLC is the sole general partner of Yorktown X Company LP. As a result, Yorktown X Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown Energy Partners X, L.P. Yorktown X Company LP and Yorktown X Associates LLC disclaim beneficial ownership of the common stock held by Yorktown Energy Partners X, L.P. in excess of their pecuniary interest therein.

(5)
Number of shares based on a Schedule 13D filed with the SEC on February 21, 2017. Such filing indicates that Yorktown Energy Partners XI, L.P. has shared voting power with respect to 5,587,127 shares and shared dispositive power with respect to 5,587,127 shares. Yorktown XI Company LP is the sole general partner of Yorktown Energy Partners XI, L.P. Yorktown XI Associates LLC is the sole general partner of Yorktown XI Company LP. As a result, Yorktown XI Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown Energy Partners XI, L.P. Yorktown XI Company LP and Yorktown XI Associates LLC disclaim beneficial ownership of the common stock held by Yorktown Energy Partners XI, L.P. in excess of their pecuniary interest therein.

(6)
Number of shares based on a Schedule 13D filed with the SEC on June 2, 2017. Such filing indicates that Energy Capital Partners Mezzanine Opportunities Fund A, LP has shared voting power with respect to 4,423,181 shares and shared dispositive power with respect to 4,423,181 shares.

(7)
Includes options to purchase 468,712 shares of common stock.

(8)
Because of the relationship of Messrs. Lawrence and Leidel to Yorktown Energy Partners IX, L.P.,

Yorktown Energy Partners X, L.P., and Yorktown Energy Partners XI, L.P. (the “Yorktown Funds”), Messrs. Lawrence and Leidel may be deemed indirect beneficial owners of the 18,239,448 shares of common stock owned by the Yorktown Funds. Pursuant to applicable reporting requirements, Messrs. Lawrence and Leidel are reporting indirect beneficial ownership of the entire amount of the common stock owned by the Yorktown Funds but they disclaim beneficial ownership of such shares.
EXECUTIVE AND DIRECTOR COMPENSATION
As an “emerging growth company,” we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act of 1933, as amended. These rules require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. These officers are referred to as our “Named Executive Officers” or “NEOs.” The following tables show compensation information for our NEOs for the two-year period ended December 31, 2021.
Summary Compensation Table for 2021 and 2020:
Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Other(4) ($)	Total ($)
Randall W. Atkins	2021	600,000	(1)	2,094,248	—	11,600	(1)
Chief Executive Officer, Director and Chairman of the Board(5)	2020	540,000	620,000	1,350,000	—	11,400	2,521,400
Jeremy Sussman Chief Financial Officer	2021	430,000	(1)	900,526	—	11,600	(1)
Christopher L. Blanchard	2021	430,000	(1)	900,526	—	11,600	(1)
Chief Operating Officer	2020	378,000	435,000	567,000	—	11,400	1,391,400

(1)
The amount of any discretionary bonuses in respect of 2021 were not determinable as of February 2, 2022 and therefore have not been included herein; any such bonuses will be disclosed once payment amounts have been determined.

(2)
Reported amounts in the table represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718.

(3)
No stock options were granted during 2021 or 2020.

(4)
Other represents the employer contributions to the Named Executive Officer’s 401(k).

(5)
Mr. Atkins received no additional compensation for serving on the Board.

Narrative Disclosure to Summary Compensation Table:
For 2021, the principal elements of compensation provided to the Named Executive Officers were base salaries, cash bonuses and awards of our common stock.
Base Salary.    Base salaries for our Named Executive Officers during 2021 were generally set at levels deemed by the Board as necessary to attract and retain qualified individuals with superior talent commensurate with their relative expertise and prior experience. When establishing the base compensation for our Named Executive Officers during 2021, the Board specifically considered our stage of development at that time as well as each of our Named Executive Officers’ duties and responsibilities.
Annual Cash Bonus.    Annual cash bonuses are used to motivate and reward our Named Executive Officers. For fiscal year 2021, the annual cash bonuses are discretionary and will be determined by our Compensation Committee, after considering both individual and Company performance. Various considerations, such as Company EBITDA, safety and individual performance, will be used in determining the annual cash bonuses for our Named Executive Officers in respect of the 2021 fiscal year.

Stock Awards.    Grants of restricted stock were made to our Named Executive Officers on February 16, 2021, which awards will vest on June 30, 2024, subject to the continued service of such Named Executive Officer. The Company believes that the stock awards are an appropriate reward for the Company’s continued growth and expansion and further align the interests of our Named Executive Officers with the long-term interests of the Company’s stockholders.
Outstanding Equity Awards at December 31, 2021:
The following table provides information regarding the outstanding equity awards held by our NEOs as of December 31, 2021. The closing stock price on the NASDAQ Global Select Market on December 31, 2021 was $13.60.
	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)(1)
Randall W. Atkins	468,712	—	5.34	08/31/2026	1,148,929	15,625,434
Jeremy Sussman	—	—	—	—	468,146	6,366,786
Christopher L. Blanchard	—	—	—	—	487,344	6,627,878
Executive Group	—	—	—	—	438,276	5,960,554
Non-Executive Director Group	—	—	—	—	—	—
Non-Executive Officer Employee Group	—	—	—	—	529,379	7,199,554

(1)
Outstanding stock awards will fully vest on the following dates:

Grant Date	Type of Stock Award	Vesting Date	Atkins	Sussman	Blanchard
1/29/2019	Stock Award	6/30/2022	228,520	73,126	95,980
12/10/2019	Stock Award	6/30/2022	—	3,656	—
2/18/2020	Stock Award	6/30/2023	441,176	185,294	185,294
2/16/2021	Stock Award	6/30/2024	479,233	206,070	206,070
Potential Payments Upon Change in Control or Termination:
On April 27, 2020, our Compensation Committee adopted the Ramaco Resources, Inc. Change in Control and Severance Plan (the “Severance Plan”). The Severance Plan provides for severance benefits to our Named Executive Officers and other selected officers who enter into participation agreements under the Severance Plan, and who are not parties to any separate individual agreement providing for severance benefits upon a termination of employment or change in control benefits (other than as provided in an equity award agreement).
Severance benefits are determined based on a participant’s “tier” and whether the qualifying termination of employment occurs during the period beginning 90 days before and ending 24 months after the date of a change in control (the “protected period”). Our Chief Executive Officer is designated as a tier 1 participant, and our other selected executives are designated as tier 2 participants.
If a participant is terminated without cause by us at a time other than within the protected period, the participant will be entitled to receive:

•
a lump sum cash payment equal to (i) the sum of (A) the participant’s base salary plus (B) the greater of (x) such participant’s target bonus under our annual bonus plan for the year of termination and (y) the average annual bonus paid to such participant for the past three calendar years preceding the year of termination, multiplied by (ii) 2.0 in the case of a tier 1 or tier 2 participant, or multiplied by 1.0 in the case of a tier 3 participant (the “Severance Multiple”);

•
a lump sum cash payment equal to a prorated portion of the participant’s target bonus for the year in which the termination occurs;

•
accelerated vesting of time-based equity or equity-based rewards;

•
subject to the participant’s election, continued medical, dental and vision coverage under COBRA at a monthly premium cost to the participant that is no greater than the cost paid by the participant immediately prior to his or her termination, for a period of up to 18 months; and

•
a lump sum cash payment equal to the employer matching contribution that would be made by us under the terms of our 401(k) plan as if the participant had elected to contribute the maximum amount allowable into our 401(k) plan over a period of 24 months.

In addition, if a participant is terminated involuntarily by us without cause during the protected period, or the participant resigns his or her employment for good reason during the protected period, then the participant will be entitled to receive the same severance benefits summarized above, except that the Severance Multiple increases to 2.5 in the case of tier 1 and tier 2 participants, and to 1.5 in the case of tier 3 participants.
Benefits under the Severance Plan are subject to the participant’s execution of an effective release of claims and compliance with certain restrictive covenants, including non-competition and non-solicitation restrictions that apply for 12 months after termination.
On August 31, 2016, stock options were granted to Messrs. Atkins and Bauersachs under our predecessor Ramaco Development’s 2016 Membership Unit Option Plan. The options granted to Messrs. Atkins and Bauersachs vested in full and were converted into options under our Long-Term Incentive Plan in connection with our initial public offering.
Our Long-Term Incentive Plan provides that in the event of a change in control or other changes in us or our common stock, the Board may, in its discretion, (i) accelerate the time of exercisability of an award, (ii) require awards to be surrendered in exchange for a cash payment (including canceling a stock option or stock appreciation right for no consideration if it has an exercise price or grant price less than the value paid in the transaction), (iii) cancel awards that remain subject to a restricted period as of the date of the change in control or other event without payment or (iv) make any other adjustments to awards that the Board deems appropriate to reflect the applicable transaction or event.
Agreements with Named Executive Officers:
Bauersachs Separation and Consulting Agreement
On December 31, 2020, the Company entered into a Separation and Consulting Agreement (the “Separation Agreement”) with Mr. Bauersachs, who resigned as President and Chief Executive Officer and as a director effective as of December 31, 2020 (the “Resignation Date”). In connection with Mr. Bauersachs’ resignation, to ensure an orderly transition, Mr. Bauersachs will consult with the Company from the Resignation Date through December 31, 2022. For these services, Mr. Bauersachs will be entitled to receive a payment of $200,000 per annum and continued vesting in all restricted stock awards previously issued to Mr. Bauersachs under the Ramaco Resources, Inc. Long-Term Incentive Plan that remain outstanding as of the Resignation Date. The agreement includes a waiver of rights to benefits under the Company’s Severance Plan, including the right to accelerated vesting. The agreement also includes a 2-year non-competition and non-solicitation provision.
Compensation of Directors for 2021:
The Compensation Committee of the Board oversees fee levels and other elements of compensation for Ramaco Resources’ directors.

During 2021, Messrs. Cryder, Whiting, Christian, Frischkorn, Jones and Graney received a monthly retainer of $12,500 in the form of cash, as well as discretionary grants of restricted stock. All members of the Board are reimbursed for reasonable costs and expenses incurred in attending meetings of the Board. Mr. Cryder’s service on our Board ended on June 23, 2021.
Messrs. Christian, Cryder, Whiting, Frischkorn, Jones and Graney were each granted a restricted stock award on February 16, 2021 under the Ramaco Resources, Inc. Long-Term Incentive Plan of 31,950 shares of common stock, which shares fully vested on December 31, 2021.
The table below and the narrative in the footnote provide compensation amounts for our non-employee directors for 2021 as well as additional material information in connection with such amounts.
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Richard M. Whiting	150,000	139,622	289,622
Patrick C. Graney, III	150,000	139,622	289,622
C. Lynch Christian, III	150,000	139,622	289,622
Bruce E. Cryder(2)	72,083	139,622	211,705
David E. K. Frischkorn, Jr.	143,145	139,622	282,767
E. Forrest Jones, Jr.	143,145	139,622	282,767
Jennifer Gray(3)	0	0	0
Mahmud Riffat(3)	0	0	0
Bryan H. Lawrence	0	0	0
Tyler Reeder(4)	0	0	0
Peter Leidel	0	0	0

(1)
Reported amounts in the table represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Each independent director then in office as of February 16, 2021 received an annual value-based stock award under our Ramaco Resources, Inc. Long-Term Incentive Plan.

(2)
Mr. Cryder’s service on our Board ended on June 23, 2021.

(3)
Ms. Gray and Mr. Riffat’s service on our Board ended on December 27, 2021.

(4)
Mr. Reeder’s service on our Board ended on February 16, 2021.

INTERESTS OF CERTAIN PERSONS
Except in their capacity as stockholders, none of our executive officers, directors or any of their respective associates or affiliates has any interest in the Action.
OTHER MATTERS
Actions Contained in Written Consent
No matters other than those discussed in this Information Statement are contained in the written consent signed by the stockholders holding a majority of the voting power of the Company.
Proposals by Security Holders
No security holder has requested the Company to include any proposal in this Information Statement.
Expenses
The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our Common Stock held of record by such persons and that our Company will reimburse them for their reasonable expenses incurred in connection therewith.
No Appraisal Rights
Our stockholders are not entitled to appraisal rights under the DGCL with respect to the Action described in this Information Statement, and the Company has not independently provided its stockholders with any such right.
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS
Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at the address below or by calling the Company at the number below and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements and annual reports.
COMPANY CONTACT INFORMATION
All inquiries regarding our Company should be addressed to our Company’s principal executive office:
Ramaco Resources, Inc.
Attn: General Counsel
250 West Main Street, Suite 1800
Lexington, Kentucky 40507
(859) 244-7455
WHERE YOU CAN FIND MORE INFORMATION
The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the “SEC”) relating to its business, financial condition and other matters. Such materials may be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov). Our SEC filings are also available free of charge at our Internet website (https://www.ramacoresources.com/investors-center/sec-filings/). The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not a part of this offering memorandum and is not incorporated into this offering memorandum by reference.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this Information Statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Information Statement, and information that we file later with the SEC will automatically update and supersede this information. Therefore, you should check for reports that we may have filed with the SEC after the date of this Information Statement. We incorporate by reference the following filings (except for information therein furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act):
•
our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 18, 2021;

•
those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2021 specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2020;

•
our Quarterly Reports on Form 10-Q for the period ended March 31, 2021, filed with the SEC on May 12, 2021, for the period ended June 30, 2021, filed with the SEC on August 2, 2021 and for the period ended September 30, 2021, filed with the SEC on November 2, 2021;

•
our Current Reports on Form 8-K filed with the SEC on February 18, 2021, February 23, 2021, February 23, 2021, March 23, 2021, April 30, 2021, June 25, 2021, July 12, 2021, July 13, 2021, July 19, 2021, August 2, 2021, October 26, 2021, November 2, 2021, December 9, 2021, January 3, 2022 and January 24, 2022 (other than any portions of such reports that are furnished under Item 2.02 or Item 7.01 and any exhibits included with such Items); and

•
description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 31, 2017, as updated by the prospectus filed pursuant to Rule 424(b) of the Securities Act with the SEC on February 6, 2017.

Any statement contained in this Information Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in any subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.
This Information Statement, or information incorporated by reference herein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we entered into in connection with the transactions discussed herein. The descriptions of the agreements contained in this Information Statement or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. You can obtain the documents incorporated by reference in this Information Statement through our website, https://www.ramacoresources.com/investors-center/sec-filings/, and from the SEC at its website, www.sec.gov. Copies of the definitive agreements will also be made available to you without charge by contacting us at Ramaco Resources, Inc., 250 West Main Street, Suite 1800, Lexington, Kentucky 40507, telephone number (859) 244-7455.
PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN TRANSACTIONS ENTERED INTO BY THE COMPANY.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
By Order of the Board of Directors,
/s/ Randall W. Atkins

Randall W. Atkins
Chairman of the Board of Directors

APPENDIX A
FIRST AMENDMENT TO THE
RAMACO RESOURCES, INC.
LONG-TERM INCENTIVE PLAN
THIS FIRST AMENDMENT (the “First Amendment”) to the Ramaco Resources, Inc. Long-Term Incentive Plan (the “Existing Plan”), is made effective as of February 23, 2022 (the “Amendment Effective Date”), by Ramaco Resources, Inc. (the “Company”), subject to approval by the Company’s stockholders.
W I T N E S S E T H:
WHEREAS, the Company adopted the Existing Plan, under which the Company is authorized to grant equity-based incentive awards to certain employees, directors and consultants of the Company and its affiliates;
WHEREAS, Section 10 of the Existing Plan provides that the Company’s board of directors (the “Board”) or a committee thereof may amend the Existing Plan (including to increase the number of shares of the Company’s common stock, par value $0.01 per share (“Stock”), available for awards under the Existing Plan), subject to the approval of the Company’s stockholders if such approval is required by the rules of the NASDAQ Global Select Market (“NASDAQ”);
WHEREAS, the Compensation Committee of the Board has recommended that the Board approve an amendment to the Existing Plan to increase the total number of shares of Stock reserved for delivery with respect to awards under the Existing Plan in order to ensure that sufficient shares of Stock are available for future awards and to extend the term of the Existing Plan;
WHEREAS, the Board has determined it is advisable and in the best interest of the Corporation to effect such amendment to the Existing Plan; and
WHEREAS, the Board now desires to amend the Existing Plan in the manner contemplated hereby, subject to approval by the Company’s stockholders, in order to increase the number of shares of Stock available for grant under the Existing Plan by 4,000,000 shares of Stock and extend the term of the Existing Plan.
NOW, THEREFORE, the Existing Plan shall be amended as of the Amendment Effective Date by this First Amendment, subject to approval by the Company’s stockholders, as set forth below:
1.
Section 4(a) of the Existing Plan is hereby deleted in its entirety and replaced with the following:

(a)
Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with Section 8, the maximum number of shares of Stock subject to Awards under the Plan may not exceed 10,937,425 shares of Stock, and such total shall be available for the issuance of shares upon the exercise of ISOs.

2.
Section 9(n) of the Plan is hereby deleted in its entirety and replaced with the following:

(n)
Plan Effective Date and Term. The Plan was adopted by the Board to be effective on the Effective Date. No Awards may be granted under the Plan on and after the tenth anniversary of the effective date of the First Amendment to the Plan, dated February 23, 2022, which is February 23, 2032 (the “Plan Expiration Date”). However, any Award granted prior to such termination (or any earlier termination pursuant to Section 10), and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of the Plan, shall extend beyond such termination until the final disposition of such Award.

RESOLVED FURTHER, that except as provided above, the Existing Plan shall continue to read in the current state.